Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 002, LLC", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JULY, A.D. 2018, AT 4:56 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6981736 8100
SR# 20185752175

Authentication: 203106606
Date: 07-23-18

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:56 PM 07/19/2018
FILED 04:56 PM 07/19/2018
SR 20185752175 - File Number 6981736

STATE OF DELAWARE

CERTIFICATE OF FORMATION
OF
MASTERWORKS 002, LLC

This Certificate of Formation of Masterworks 002, LLC (the "Company") dated as of July 19, 2018, is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act, (6 *Del. C.* § 18-101 *et seq.* (the "Act").

FIRST: The name of the limited liability company formed hereby is Masterworks 002, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware, required to be maintained by Section 18-104 of the Act, are Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By: Josh Goldstein

Josh Goldstein
Authorized Person